Exhibit 99.1

Mesa Labs Reports Fourth Quarter and Full Fiscal Year Results

Lakewood, Colorado, June 1, 2020 – Mesa Laboratories, Inc. (NASDAQ:MLAB) today announced results for the fourth quarter (“4Q20”) and full year ended March 31, 2020 (“FY20”).

Financial highlights for the quarter and year ended March 31, 2020 as compared to last year:

●	Revenues increased 29% and 14%, respectively
●	Operating income decreased 65% and 23%, respectively
●	Non-GAAP adjusted operating income[1] excluding unusual items increased 32% and 16%, respectively

Financial Results (amounts in thousands, except per share data)

In comparison to the same quarter in the prior year, 4Q20 revenues increased 29% to $34,208, operating income decreased 65% to $899 and net (loss) was ($1,680), a decrease of 220% or $(0.37) per diluted share of common stock. As detailed in the Unusual Items table below, operating income for 4Q20 and 4Q19 was impacted by unusual items totaling $1,973 and $2,050, respectively.

For FY20, in comparison to the prior year, revenues increased 14% to $117,687, operating income decreased 23% to $7,494, and net income decreased 82% to $1,349 or $0.31 per diluted share of common stock. As detailed in the Unusual Items table below, operating income for FY20 and FY19 were impacted by unusual items totaling $10,649 and $9,019, respectively.

Total revenues, excluding the Cold Chain Packaging division (which we exited during 3Q20) increased 36% and 20% for 4Q20 and FY20, respectively. Organic revenues growth excluding the Cold Chain Packaging division was 1% and 2% while organic revenues growth (decrease) was 1% and (1)%, when including the Cold Chain Packaging division, respectively for the 4Q20 and FY20.

On a non-GAAP basis, in comparison to the same quarter in the prior year, 4Q20 adjusted operating income (“AOI”) decreased 18% to $5,856 or $1.29 per diluted share of common stock. In comparison to the same period in the prior year, AOI for FY20 decreased 7% to $23,932 or $5.48 per diluted share of common stock. As detailed in the Unusual Items table below, AOI for both 4Q20 and FY20 was impacted by unusual items totaling $3,567 and $9,901, respectively, while AOI for FY19 was impacted by unusual items totaling $3,300. Excluding the unusual items for all periods in both years, AOI would have increased 32% to $9,423 and 16% to $33,833 for 4Q20 and FY20, respectively.

Division Performance

●

Sterilization and Disinfection Control (40% of revenues in 4Q20) delivered strong results in the quarter with total and organic revenues growth of 17%. Several positive factors impacted the results for the quarter including softer performance in 4Q19 and backlog reduction from 3Q20 delivery issues, both of which we do not expect to reoccur. We also saw strength in new customer acquisitions and strong volume growth from existing customers in part due to the building of safety stock inventory related to the COVID-19 pandemic. Driven primarily by the increase in volumes, gross profit percentage increased 600 bps in the quarter to 75%. For the full year, organic revenues growth was strong at 7% and gross profit percentage improved 320 bps driven by volume growth as well as operational efficiencies.

●

Instruments (28% of revenues in 4Q20) disappointed in the quarter with an organic revenues decrease of 6% and total growth of 1%. This organic reduction was driven primarily by poor March bookings in part related to the COVID-19 pandemic. Despite lower than desired volumes, we were able to expand gross profit percentage by 70 bps in the quarter due to operational efficiencies. The 4Q20 performance brought full year organic revenues contraction of 1% and total growth to 5% with the difference driven by the acquisition of IBP. Full year gross profit percentage expanded by 50 bps primarily from cost controls.

●

Biopharmaceutical Development (24% of revenues in 4Q20) revenues and gross profit percentage performed in line with previous communications for 4Q20 totaling $8,214 of revenues at an adjusted gross profit percentage of 61%, when excluding the impact of purchase accounting. The division faced headwinds in 4Q20 from COVID-19 related business closures and slowdowns, which impacted our ability to make in person sales visits as well as ship and install instruments. Despite the impact of COVID-19, full year revenues totaled $13,851 at an adjusted gross profit percentage excluding the impact of purchase accounting of 64%, which was also in line with our previous communications at the time of acquisition.

●

Continuous Monitoring (8% of revenues in 4Q20) had a very poor 4Q20 with an organic and total revenues decrease of 31%. Declining volume strongly impacted gross profit percentage which contracted by 2000 basis points year over year. Quarterly revenues were severely impacted by COVID-19 in the month of March as healthcare service providers focused on preparing for and operating through the pandemic, and postponed other non-discretionary spending. For the full year, total revenues contracted 1% and organic revenues decreased 7%. 4Q20 performance was a significant drag on annual organic revenues growth as the year through 3Q20 had delivered organic growth of 3% and total growth of 12%. Gross profit percentages were challenging all year and subsequent to the end of the fiscal year we reorganized the business unit to enable more efficient operations as the first step in our roadmap to raise profitability to acceptable levels, which we believe encompasses gross profit percentages of at least 40%.

Executive Commentary

“As the COVID-19 pandemic rolled across the world in our fiscal fourth quarter, we kept our commitment to The Mesa Way by protecting our employees and continuing to fully serve our customers in the essential industries protecting society and working on a long term cure. Through them, we hope to make a small contribution that lessens the pandemic’s impact,” said Gary Owens, Chief Executive Officer of Mesa Labs.

“Financially, revenues performance was mixed in the fourth quarter with strong results in SDC being partially offset by poor performance in Instruments and Continuous Monitoring, yielding a 1% total company organic revenues growth, excluding the exited business in Packaging. The Gyros Protein Technologies acquisition was in line for both revenues and gross profit percentage with previous communications at the time of acquisitions for both the quarter and fiscal year. For the year, organic revenues growth of 2%, excluding the exited business in Packaging was less than desired with total company growth of 14% driven by the acquisition of GPT and IBP. We had more success in profitability. When excluding the impact of GPT purchase accounting and Packaging, gross profit percentages expanded by 230 bps for the quarter. Additionally, AOI would have increased 32% when excluding unusual items,” added Mr. Owens.

“COVID-19 negatively impacted sales in the fourth quarter due to restricted access to healthcare services customers and numerous site shutdowns across our remaining served verticals. We believe that these restrictions will continue to have a negative impact during the remainder of this fiscal year that we are unable to quantify at this time. We anticipate that our divisions that contain a higher mix of non-discretionary consumables, in particular Sterilization and Disinfection Control will perform best. Those that primarily serve biopharmaceutical and healthcare customers like Continuous Monitoring and Biopharmaceutical Development may see sales activity resume more quickly but there may be an additional lag for hardware revenues which have longer sales and revenue recognition cycles. Lastly, Instruments, with a higher mix of industrial end markets and hardware may rebound more slowly. We have successfully transitioned to working from home or proper social distancing with adequate PPE in our facilities. We have not yet had any major supply disruptions and as such, we are fully serving our customer base. Finally, travel restrictions are not impacting our ability to complete the integration of Gyros Protein Technologies in a timely manner,” Mr. Owens continued.

“As we start the new fiscal year, a solid cash position combined with a strong financial and operational foundation will allow us to be flexible in responding to the challenges of managing through the pandemic and to be ready for the anticipated recovery. Longer term, we believe that our broad exposure to biopharmaceuticals, medical devices, and healthcare services provides a solid long-term organic growth trajectory and attractive acquisition opportunities,” concluded Mr. Owens.

1 The non-GAAP measures of adjusted operating income and adjusted operating income per diluted share are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. A reconciliation between these non-GAAP measures and their GAAP counterparts is set forth in the table below, along with additional information regarding their use.

Financial Summary (Unaudited except for the information as of and for the years ended March 31, 2020 and 2019)

Consolidated Condensed Statements of Operations

(Amounts in thousands, except per share data)	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Revenues	$34,208	$26,446	$117,687	$103,135
Cost of revenues	15,567	10,832	52,754	42,219
Gross profit	18,641	15,614	64,933	60,916
Impairment loss on goodwill and long-lived assets	--	1,105	298	4,774
Other operating expenses	17,742	11,950	57,141	46,361
Operating income	899	2,559	7,494	9,781
Nonoperating expense, net	1,287	590	4,061	1,158
(Loss) earnings before income taxes	(388)	1,969	3,433	8,623
Income tax expense	1,292	567	2,084	1,139
Net (loss) income	$(1,680)	$1,402	$1,349	$7,484

Earnings (loss) per share (basic)	$(0.38)	$0.36	$0.32	$1.95
Earnings (loss) per share (diluted)	(0.37)	0.34	0.31	1.86

Weighted average common shares outstanding:
Basic	4,377	3,876	4,200	3,839
Diluted	4,543	4,079	4,371	4,033

Consolidated Condensed Balance Sheets

(Amounts in thousands)	March 31, 2020	March 31, 2019
Cash and cash equivalents	$81,380	$10,185
Other current assets	41,412	23,438
Total current assets	122,792	33,623
Property, plant and equipment, net	22,066	22,225
Other assets	275,348	100,919
Total assets	$420,206	$156,767

Liabilities	$200,193	$45,456
Stockholders’ equity	220,013	111,311
Total liabilities and stockholders’ equity	$420,206	$156,767

Reconciliation of Non-GAAP Measures

(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Operating income (GAAP)	$899	$2,559	$7,494	$9,781
Amortization of intangible assets	4,742	1,672	10,637	7,090
Stock-based compensation expense	215	1,788	5,525	4,212
Impairment loss on goodwill and long-lived assets	--	1,105	276	4,774
Adjusted operating income (non-GAAP)	$5,856	$7,124	$23,932	$25,857

Adjusted operating income per share (basic)	$1.34	$1.84	$5.70	$6.74
Adjusted operating income per share (diluted)	1.29	1.75	5.48	6.41

Weighted average common shares outstanding:
Basic	4,377	3,876	4,200	3,839
Diluted	4,543	4,079	4,371	4,033

Biopharmaceutical Development Segment
Revenues (GAAP)	$8,214	$--	$13,851	$--

Gross profit (GAAP)	$1,676	$--	$382	$--
Impact of GPT purchase accounting on gross profit (GAAP)	3,368	$--	8,502	$--
Adjusted gross profit (non-GAAP)	$5,044	$--	$8,884	$--

Gross profit percentage (GAAP)	20%	--	3%	--
Adjusted gross profit percentage (non-GAAP)	61%	--	64%	--

Gross Profit excluding Packaging & Impact of GPT Purchase Accounting

Revenues (GAAP)	$34,208	$26,446	$117,687	$103,135
Packaging revenue (GAAP)	(21)	(1,386)	(2,463)	(6,907)
Adjusted revenues (non-GAAP)	$34,187	$25,060	$115,224	$96,228

Gross Profit (GAAP)	$18,641	$15,614	$64,933	$60,916
Packaging gross profit (GAAP)	(24)	(77)	(418)	(607)
Impact of GPT purchase accounting on gross profit (GAAP)	3,368	$--	8,502	$--
Adjust gross profit (non-GAAP)	$21,985	$15,537	$73,017	$60,309

Gross profit percentage (GAAP)	54%	59%	55%	59%
Adjusted gross profit percentage (non-GAAP)	64%	62%	63%	63%

Detail of Unusual Items (Unaudited)

As discussed above, operating income and adjusted operating income have been impacted by various unusual items during the three months and years ended March 31, 2020 and 2019. The following table provides detail of such items and reconciles the impact on operating income as reported under GAAP and non-GAAP adjusted operating income. (Amounts in thousands.)

Impact of unusual items on operating (loss) income	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Operating income (GAAP)	$899	$2,559	$7,494	$9,781

Unusual items – before tax
Non-cash cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	$3,368	$--	$8,502	$--
Non-cash stock compensation expense true-up related to impact of GPT acquisition on outstanding performance stock units	--	--	2,066	--
Non-cash stock compensation expense true-up related to impact of Covid-19 on outstanding performance stock units	(1,594)	--	(1,594)	--
Non-cash stock compensation expense related to a change in methodology used to account for forfeitures	--	945	--	945
GPT acquisition costs	199	--	1,399	--
Non-cash impairment of goodwill and long-lived assets – packaging division	--	1,105	276	4,774
TCPA legal settlement	--	--	--	3,300
Total Impact of unusual items on operating income – before tax	1,973	2,050	10,649	9,019

Operating income excluding unusual items	$2,872	$4,609	$18,143	$18,800

Impact of unusual items on adjusted operating income	Three Months Ended March 31,		Year Ended March 31,
	2020	2019	2020	2019
Adjusted operating income (non-GAAP)	$5,856	$7,124	$23,932	$25,857

Unusual items – before tax
Non-cash cost of revenues expense associated with the step up to fair value of GPT inventory due to application of purchase accounting	$3,368	$--	$8,502	$--
GPT acquisition costs	199	--	1,399	--
TCPA legal settlement	--	--	--	3,300
Total impact of unusual items on adjusted operating income – before tax	3,567	--	9,901	3,300

Adjusted operating income excluding unusual items	$9,423	$7,124	$33,833	$29,157

The non-GAAP measures of adjusted operating income and adjusted operating income per share presented in the reconciliation above are defined to exclude the non-cash impact of amortization of intangible assets acquired in a business combination, stock-based compensation and impairment of goodwill and long-lived assets. We believe that excluding these non-cash expenses provides the ability to better understand the operations of Mesa Labs.

We provide non-GAAP adjusted operating income, non-GAAP adjusted operating income per share amounts and adjusted operating income excluding unusual items in order to provide meaningful supplemental information regarding our operational performance. Our management uses non-GAAP measures to evaluate the performance of our business and to compensate employees. This information facilitates management's internal comparisons to our historical operating results as well as to the operating results of our competitors. Since management finds this measure to be useful, we believe that our investors can benefit by evaluating both non-GAAP and GAAP results.

Our management recognizes that items such as amortization of intangible assets, stock-based compensation expense and impairment losses on goodwill can have a material impact on our operating and net income. To gain a complete picture of all effects on our profit and loss from any and all events, management does (and investors should) rely upon the GAAP consolidated statements of operations. The non-GAAP numbers focus instead upon our core operating business.

Readers are reminded that non-GAAP measures are merely a supplement to, and not a replacement for, or superior to financial measures prepared according to GAAP. They should be evaluated in conjunction with the GAAP financial measures. Our non-GAAP information may be different from the non-GAAP information provided by other companies.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and present expectations or projections. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, including statements relating to: projections of revenues, growth, operating results, profit margins, expenses, earnings, margins, tax rates, tax provisions, cash flows, liquidity, demand, competition, the effects of additional actions taken to become more efficient or lower costs; restructuring activities; acquisitions or divestitures and the integration of acquired businesses; changes in legal and regulatory matters; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; the duration and impact of the COVID-19 pandemic and the myriad of its effects on our business including related decreases in customer demand and spending; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues; foreign currency exchange rates and fluctuations in those rates; general economic, industry, and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Mesa Labs intends or believes will or may occur in the future. Without limiting the foregoing, the words “expect,” “seek,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “project,” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to risks and uncertainties relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.. These risks and uncertainties also include, but are not limited to, those described in our Annual Report on Form 10-K for the year ended March 31, 2020, and those included in our subsequent reports filed with the Securities and Exchange Commission.

About Mesa Laboratories, Inc.

Mesa Labs is a global technology innovator committed to solving some of the most critical quality control challenges in the pharmaceutical, healthcare, industrial safety, environmental and food and beverage industries. Mesa offers products and services through four divisions (Sterilization and Disinfection Control, Biopharmaceutical Development, Instruments and Continuous Monitoring) to help our customers ensure product integrity, increase patient and worker safety, and improve the quality of life throughout the world.

For more information about Mesa Labs, please visit its website at www.mesalabs.com

CONTACT: Gary Owens.; President and CEO, or John Sakys; CFO, both of Mesa Laboratories, Inc., +1-303-987-8000